UNITED STATES SECURITIES

AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 29, 2014

BI-OPTIC VENTURES, INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	000-49685	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia St, #1518 Vancouver, British Columbia, Canada	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 689-2646

____________________________________________________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Information

Bi-Optic Ventures Inc. (the "Company") listed on NEX – TSX Venture Exchange (the “Exchange”), wishes to announce that it has negotiated a non-brokered private placement of units for up to $500,000 in gross proceeds.  The financing will consist of up to 10,000,000 units (the “Units”) at a price of $0.05 per Unit.  Each Unit will consist of one common share in the capital of the Company and one non-transferable share purchase warrant (the “Warrants”).  Each Warrant forming a part of the Units will entitle the holder thereof to acquire one additional common share of the Company at a price of $0.15 per share at any time prior to the date that is 12 months from the date of issuance.  The Warrants will have an accelerated exercise provision as follows: (i) during the period commencing on the date that is four months following the closing date and ending on the expiry date of the Warrants, the daily volume weighted average trading price of the Company’s common shares on the Exchange (or such other stock exchange where the majority of the trading volume occurs) exceeds $0.30 for each day of a period of 10 consecutive trading days, and (ii) the Company gives the holders of the Warrants written notice of such occurrence within 30 days of such occurrence, in which case the Warrants will expire at 4:00 pm (Pacific Standard Time) on the 30th day following the giving of such notice.

The news release is attached as exhibit 99.1, and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 - News release, October 29, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2014      Bi-Optic Ventures Inc.

                                                     (Registrant)

            Harry Chew

/s/

(Signature)

(Harry Chew, President/CEO/CFO/Director)

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